UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2010

Commission File Number 333-145882

Go Solar USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	27-1753019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue
Suite 2500
New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 10th 2010 our Board of Directors appointed Thomas Massey to serve as Chief Executive Officer and a member of the Board of Directors.  Mr. Massey has more than 20 years experience in a wide range of industries, including retail and wholesale operations.  Mr. Massey will be compensated $120,000 per year for his services.  He is not covered under an employment agreement and does not own any shares of our stock.

Additionally, on June 10th 2010 Mr. J. David Brotherton resigned as our Chairman and President to pursue other interests.  Mr. Brotherton’s departure was not the result of a disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2010	Go Solar USA, Inc.

	By:	/s/ Thomas Massey
Thomas Massey
Chairman of the Board
Chief Executive Officer
Principal Financial Officer